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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sirtris Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-1410189 (I.R.S. Employer Identification No.)
790 Memorial Drive Cambridge, Massachusetts 02139 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒.	If this form relates to the registration a class of securities pursuant to Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐.

Securities Act registration statement file number to which this form relates: 333-140979

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant's Securities to be Registered.

        For a description of the common stock, par value $0.001 per share, of Sirtris Pharmaceuticals, Inc. (the "REGISTRANT") to be registered hereunder (the "SECURITIES"), reference is made to the information set forth under the caption "Description of Capital Stock" in the prospectus that constitutes a part of the Registrant's registration statement on Form S-1 originally filed on March 1, 2007 (the "INITIAL S-1") with the Securities and Exchange Commission (the "SEC") (File No. 333-140979), as amended on March 23, 2007, April 4, 2007, April 18, 2007, April 19, 2007, May 3, 2007, and May 8, 2007, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2. Exhibits

        The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description
1.	Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Initial S-1).
2.	Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.5 to Amendment No. 3 to the Initial S-1 as filed on April 18, 2007).
3.	Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.6 to Amendment No. 3 to the Initial S-1 as filed on April 18, 2007).
4.
Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of this offering. (Incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Initial S-1 as filed on April 18, 2007).
5.	Bylaws, as amended by the Registrant. (Incorporated by reference to Exhibit 3.3 of the Initial S-1).
6.
Amended and Restated Bylaws of the Registrant, to be effective upon completion of this offering. (Incorporated by reference to Exhibit 3.4 to Amendment No. 5 to the Initial S-1 as filed on May 3, 2007).
7.	Specimen Stock Certificate of the Registrant. (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Initial S-1 as filed on April 18, 2007).
8.
Fourth Amended and Restated Registration Rights Agreement, dated January 23, 2007, by and between the Registrant and certain stockholders of the Registrant. (Incorporated by reference to Exhibit 4.2 to the Initial S-1).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIRTRIS PHARMACEUTICALS, INC.
By:	/s/ CHRISTOPH WESTPHAL Christoph Westphal President and Chief Executive Officer

Date: May 14, 2007

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SIGNATURE